Exhibit 4.4

EXECUTION COPY

INITIAL SUPPLEMENTAL INDENTURE

THIS INITIAL SUPPLEMENTAL INDENTURE (the “Initial Supplemental Indenture”), entered into as of as of May 28, 2008, among Bright Horizons Acquisition Corp. (formerly known as Swingset Acquisition Corp.), a Delaware corporation (the “Company”), Bright Horizons Family Solutions, Inc., a Delaware corporation (the “Successor Issuer”), Bright Horizons Capital Corp. (formerly known as Swingset Holdings Corp.), a Delaware corporation (“Holdco”), each of the Guarantors listed on the signature pages hereto, (each a “Supplemental Guarantor” and, collectively, the “Supplemental Guarantors”), and Wilmington Trust Company, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, Holdco and the Trustee entered into that certain Indenture, dated as of the date hereof (the “Indenture”), relating to the 11 1/2% Senior Subordinated Notes of the Company due 2018 in original principal amount of $300,000,000 (the “Securities”);

WHEREAS, each Supplemental Guarantor is to become a Guarantor under the Indenture;

WHEREAS, on the date hereof, the Company is merging with and into the Successor Issuer, with the Successor Issuer being the surviving Person of such merger (the “Merger”); and

WHEREAS, immediately following the Merger, the Successor Issuer will be converted into Bright Horizons Family Solutions LLC, a Delaware limited liability company.

AGREEMENT

NOW, THEREFORE, the parties to this Initial Supplemental Indenture hereby agree as follows:

Section 1. Effective upon consummation of the Merger, each Supplemental Guarantor shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 2. Effective upon consummation of the Merger, the Successor Issuer, pursuant to Section 5.01 of the Indenture, expressly assumes all of the obligations of the Company under the Indenture and the Securities.

Section 3. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 4. This Initial Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Initial Supplemental Indenture will henceforth be read together.

Section 5. This Initial Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Initial Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Initial Supplemental Indenture to be duly executed as of the date first above written.

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ DAVID LISSY

Name:
Title:

BRIGHT HORIZONS ACQUISITION CORP.

By:	/s/ DAVID LISSY

Name:
Title:

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

By:	/s/ DAVID HUMPHREY

Name:
Title:

[Signature Page to Initial Supplemental Indenture]

BRIGHT HORIZONS, INC.
BRIGHT HORIZONS CHILDREN’S CENTERS, INC.
CHILDRENFIRST INC.
CORPORATEFAMILY SOLUTIONS, INC.
CREATIVE MOVEMENT CENTER, INC.
GREENTREE CHILD CARE SERVICES, INC.
KIDSTOP AT BOYNTON BEACH, INC.
LIPTON CORPORATE CHILD CARE CENTERS, INC.
LIPTON CORPORATE CHILD CARE CENTERS (JC), INC.
LIPTON CORPORATE CHILD CARE CENTERS (METROPOLITAN SQUARE), INC.
LIPTON CORPORATE CHILD CARE CENTERS (MORRIS COUNTY), INC.
LIPTON CORPORATE CHILD CARE CENTERS (OAKWOOD AT THE WINDSOR), INC.
LIPTON CORPORATE CHILD CARE CENTERS (PARK AVENUE), INC.
LIPTON CORPORATE CHILD CARE CENTERS (RESTON), INC.
LIPTON CORPORATE CHILD CARE CENTERS (TYSONS CORNER), INC.
LIPTON CORPORATE CHILD CARE CENTERS (WP), INC.
LIPTON CORPORATE CHILDCARE, INC. (NEW YORK) RESOURCES IN ACTIVE LEARNING

By:	/s/ DAVID LISSY

Name:
Title:

BRIGHT HORIZONS LIMITED PARTNERSHIP

By:	BRIGHT HORIZONS, INC., its General Partner

By:	/s/ DAVID LISSY

Name:
Title:

[Signature Page to Initial Supplemental Indenture]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Initial Supplemental Indenture to be duly executed as of the date first above written.

WILMINGTON TRUST COMPANY
as Trustee

By:	/s/ MICHAEL H. WASS

Name:	Michael H. Wass
Title:	Financial Services Officer

[Signature Page to Initial Supplemental Indenture]